EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Snyder’s-Lance, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Carl E. Lee, Jr., President and Chief Executive Officer of the Company, and Alexander W. Pease, Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Snyder’s-Lance, Inc. and will be retained by Snyder’s-Lance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Carl E. Lee, Jr.	/s/ Alexander W. Pease
Carl E. Lee, Jr.	Alexander W. Pease
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer
February 28, 2017	February 28, 2017